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                                                                      EXHIBIT 2


JOINT FILING STATEMENT


    Pursuant to Rule 13d-1(f)(1), each of the undersigned hereby consents to the joint filing of a statement on Schedule 13D with respect to shares of Common Stock, $0.01 par value, of Safety 1st, Inc., on behalf of each of them.

Dated: _______________



                   BANKERS TRUST NEW YORK CORPORATION



                   By:________________________________
                      Name:
                      Title:



                   BT CAPITAL PARTNERS, INC.



                   By:________________________________
                      Name:
                      Title: